                                                                    EXHIBIT 99.1
PRESS RELEASE
--------------------------------------------------------------------------------

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
October 26, 2005

Contact:   Margaret K. Dorman
           Chief Financial Officer
           (281) 443-3370


                    SMITH INTERNATIONAL, INC. REPORTS RECORD
                EARNINGS OF $79.5 MILLION, OR 39 CENTS PER SHARE

         HOUSTON, Texas (October 26, 2005)... Smith International, Inc. (NYSE:
SII) today announced third quarter net income of $79.5 million, or 39 cents per diluted share, on revenues of $1.41 billion. Profitability levels improved 18 percent over the second quarter of 2005 on revenue growth of four percent, largely reflecting the strong seasonal pick-up in Canadian drilling activity. Canadian revenues grew 47 percent on a sequential quarter basis and the related earnings more than doubled - as Smith's operations recovered approximately 70 percent of the Canadian earnings decline reported during the second quarter of 2005. The results include a pre-tax gain of $2.9 million, or $2.5 million after considering the impact of taxes and minority interests. The non-recurring gain primarily reflects the sale of our equity interest in the Sandvik-Smith joint venture, which was partially offset by $3.9 million of uninsured property losses and other costs associated with the third quarter hurricanes. Excluding these non-recurring items, the Company reported net income of $77.0 million, or 38 cents per diluted share.

         Consolidated revenues grew four percent over the prior quarter and 26 percent on a year-over-year basis. The sequential quarter revenue improvement was reported in Canada and the North Sea market, partially offset by the impact of hurricanes on the U.S. offshore market. Weather-related work disruptions in the Gulf of Mexico had a $25 million revenue impact on the September quarter, the loss of which translated into approximately two-cents of after-tax earnings. Year-over-year, the revenue growth was influenced by a 21 percent increase in North American land-based drilling activity and, to a lesser extent, improved pricing. New contract awards and higher customer spending levels in the Eastern Hemisphere, particularly the North Sea and Middle East markets, also contributed to the year-over-year revenue improvement.

         M-I SWACO's third quarter revenues totaled $677.6 million, three percent above the second quarter of 2005 and 20 percent higher on a year-over-year basis. The revenue improvement over the June quarter was driven by increased drilling activity in Western Canada and higher demand for products and services in the North Sea market. Lower U.S. revenues, which declined five percent from the second quarter of 2005, influenced the sequential revenue comparison. Although U.S. land-based operations posted sequential revenue improvement, weather-related work disruptions in the Gulf of Mexico resulted in a 28 percent reduction in high-margin U.S. offshore fluid sales. On a year-over-year basis, three-quarters of the revenue improvement was generated in the Eastern Hemisphere where revenues increased 29 percent - more than twice the rate of growth in underlying activity levels. The favorable comparison largely reflects increased customer investment in revenue-intensive North Sea projects, new contract awards in the Middle East and West Africa and strong demand for drilling waste management service offerings. Higher North American land-based drilling activity also contributed to the year-over-year revenue improvement.

         Smith Technologies reported third quarter revenues of $154.5 million, 12 percent higher on a sequential quarter basis and 22 percent above the prior year period. The improvement over the second quarter of 2005 primarily reflects increased revenue volumes associated with the seasonal drilling recovery in Canada. Higher diamond bit revenues, which continue to grow at a rate in excess of the underlying market, and increased demand in several key regions for our Neyrfor product lines, also contributed to the sequential revenue improvement. On a year-over-year basis, the revenue growth was driven by a 43 percent increase in diamond bit sales, influenced by new product introductions and improved pricing. To a lesser extent, increased Eastern Hemisphere export orders contributed to the year-over-year revenue growth.

         Smith Services' revenues totaled $178.4 million, a four percent improvement on a sequential quarter basis and 43 percent above the third quarter of 2004. The majority of the sequential quarter revenue growth was generated in North America as the impact of higher land-based drilling activity more than offset the business volume decline associated with third quarter work disruptions in the U.S. Gulf Coast area. Year-over-year, the revenue improvement was influenced by increased demand for remedial product and services lines, driven in part by the continued success of the RHINO(R)Reamer downhole tool. To a lesser extent, increased U.S. tubular sales volumes and incremental revenues from acquisitions also contributed to the year-over-year growth.

         Wilson reported revenues of $399.7 million, five percent higher on a sequential basis and 32 percent above the prior year period. Energy sector revenues increased 13 percent on a sequential quarter basis, largely reflecting the seasonal drilling recovery in Canada. The overall revenue improvement was somewhat mitigated by lower industrial sales, primarily attributable to the completion of a large engineering and construction export order in the second quarter. On a year-over-year basis, the revenue increase was again reported by the upstream and midstream energy operations, benefiting from new contracts and higher North American drilling and completion activity levels.

         Commenting on the results, Chairman and CEO, Doug Rock stated, "We're pleased with the 15 percent sequential improvement in profitability levels on an operating basis - the strongest quarterly growth we've seen in almost two years. We believe that the improved global operating environment will contribute to higher earnings and cash flows for Smith going forward which, in part, influenced our Board of Directors' decision to implement a new 20 million share repurchase program last week."

         Loren Carroll, Executive Vice President, also noted that, "We're pleased with our third quarter performance, especially in light of the work disruptions experienced during the quarter in the high-margin U.S. offshore market. Excluding the impact of non-recurring items, Oilfield operating margins improved 200 basis points year-over-year and currently total 15.8 percent of revenues - exceeding the peak levels reported in both the 1997 and 2001 cycles."

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 10:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Wednesday, November 2, 2005 by dialing (706) 645-9291 and entering conference call identification number "9959158".

         Certain comments contained in this news release and today's scheduled conference call concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. Whenever possible, the Company has identified these "forward-looking" statements by words such as "believe", "encouraged", "expect", "expected" and similar phrases. The forward-looking statements are based upon managements' expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the Company's financial results will be as estimated. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of factors, which could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

         Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the three month periods ended September 30, 2005 and 2004 and June 30, 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

         Financial highlights follow:

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                   Three Months Ended
                                                    ------------------------------------------------
                                                             September 30,
                                                    -------------------------------      June 30,
                                                        2005             2004              2005
----------------------------------------------------------------------------------------------------

Revenues                                            $   1,410,162    $   1,119,184   $   1,350,203
----------------------------------------------------------------------------------------------------

Costs and expenses:
   Costs of revenues                                      985,558          780,201         951,065
   Selling expenses                                       199,972          172,348         191,320
   General and administrative expenses                     53,217           48,418          52,436
----------------------------------------------------------------------------------------------------

     Total costs and expenses                           1,238,747        1,000,967       1,194,821
----------------------------------------------------------------------------------------------------

Operating income                                          171,415          118,217         155,382

Interest expense                                           11,001            9,965          10,992
Interest income                                              (339)            (327)           (436)
----------------------------------------------------------------------------------------------------

Income before income taxes and
   minority interests                                     160,753          108,579         144,826

Income tax provision                                       51,970           35,129          46,828

Minority interests                                         29,279           21,557          29,938
----------------------------------------------------------------------------------------------------

Net income                                          $      79,504    $      51,893   $      68,060
====================================================================================================

Earnings per share:
   Basic                                            $        0.40    $        0.26   $        0.34
====================================================================================================
   Diluted                                          $        0.39    $        0.25   $        0.33
====================================================================================================

Weighted average shares outstanding:
   Basic                                                  201,013          202,580         202,215
====================================================================================================
   Diluted                                                203,031          204,849         204,027
====================================================================================================

   Earnings per share and weighted average shares outstanding for all periods prior to September 30, 2005 have been restated for the impact of a two-for-one stock split, which was effective August 24, 2005.

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                          Nine Months Ended
                                                                             September 30,
                                                                  ----------------------------------
                                                                         2005               2004
----------------------------------------------------------------------------------------------------

Revenues                                                          $  4,048,563       $  3,201,422
----------------------------------------------------------------------------------------------------

Costs and expenses:
  Costs of revenues                                                  2,839,409          2,221,069
  Selling expenses                                                     575,166            500,890
  General and administrative expenses                                  159,019            171,250
----------------------------------------------------------------------------------------------------

   Total costs and expenses                                          3,573,594          2,893,209
----------------------------------------------------------------------------------------------------

Operating income                                                       474,969            308,213

Interest expense                                                        32,333             28,803
Interest income                                                         (1,143)              (981)
----------------------------------------------------------------------------------------------------

Income before income taxes and minority interests                      443,779            280,391

Income tax provision                                                   143,944             90,955

Minority interests                                                      86,119             65,216
----------------------------------------------------------------------------------------------------

Net income                                                        $    213,716       $    124,220
====================================================================================================

Earnings per share:
  Basic                                                           $       1.06       $       0.61
====================================================================================================
  Diluted                                                         $       1.05       $       0.61
====================================================================================================

Weighted average shares outstanding:
  Basic                                                                202,063            202,626
====================================================================================================
  Diluted                                                              204,120            205,091
====================================================================================================

 Earnings per share and weighted average shares outstanding for 2004 have been restated for the impact of a two-for-one stock split, which was effective August 24, 2005.

                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)



                                                                     September 30,     December 31,
                                                                         2005              2004
----------------------------------------------------------------------------------------------------

Current Assets:
    Cash and cash equivalents                                       $      65,342     $      53,596
    Receivables, net                                                    1,113,614           963,622
    Inventories, net                                                    1,018,724           890,462
    Other current assets                                                  124,891           111,952
----------------------------------------------------------------------------------------------------
        Total current assets                                            2,322,571         2,019,632
----------------------------------------------------------------------------------------------------

Property, Plant and Equipment, net                                        603,514           576,954

Goodwill and Other Assets                                                 940,538           910,192
----------------------------------------------------------------------------------------------------
        Total Assets                                                $   3,866,623     $   3,506,778
====================================================================================================


Current Liabilities:
    Short-term borrowings                                           $     124,118     $     211,375
    Accounts payable                                                      477,307           376,782
    Other current liabilities                                             326,118           299,200
----------------------------------------------------------------------------------------------------
        Total current liabilities                                         927,543           887,357
----------------------------------------------------------------------------------------------------

Long-Term Debt                                                            555,218           387,798

Other Long-Term Liabilities                                               183,864           176,129

Minority Interests                                                        706,951           654,683

Stockholders' Equity                                                    1,493,047         1,400,811
----------------------------------------------------------------------------------------------------
        Total Liabilities and Stockholders' Equity                  $   3,866,623     $   3,506,778
====================================================================================================

                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)

                                                           Three Months Ended
                                            -----------------------------------------------           Nine Months Ended
                                                     September 30,                                      September 30,
                                            -------------------------------        June 30,    -------------------------------
                                                   2005             2004             2005             2005             2004
------------------------------------------------------------------------------------------------------------------------------

REVENUE DATA

     United States                          $    625,167      $    510,484     $    631,174    $  1,827,303     $  1,444,217
     Canada                                      181,441           112,727          123,298         496,397          328,672
------------------------------------------------------------------------------------------------------------------------------
       North America                             806,608           623,211          754,472       2,323,700        1,772,889
------------------------------------------------------------------------------------------------------------------------------
     Latin America                               109,829           111,088          115,039         339,102          302,194
     Europe/Africa                               310,357           238,680          296,682         865,704          708,153
     Middle East                                 123,084            92,685          124,266         350,790          272,488
     Far East                                     60,284            53,520           59,744         169,267          145,698
------------------------------------------------------------------------------------------------------------------------------
       Non-North America                         603,554           495,973          595,731       1,724,863        1,428,533
------------------------------------------------------------------------------------------------------------------------------
         Total                              $  1,410,162      $  1,119,184     $  1,350,203    $  4,048,563     $  3,201,422
==============================================================================================================================

SEGMENT DATA

   REVENUES:
     M-I SWACO                              $    677,609      $    565,366     $    659,971    $  1,956,126     $  1,634,708
     Smith Technologies                          154,451           126,805          137,681         434,356          373,330
     Smith Services                              178,378           124,617          171,351         499,120          352,065
------------------------------------------------------------------------------------------------------------------------------
       Oilfield Products and Services          1,010,438           816,788          969,003       2,889,602        2,360,103
     Wilson                                      399,724           302,396          381,200       1,158,961          841,319
------------------------------------------------------------------------------------------------------------------------------
         Total                              $  1,410,162      $  1,119,184     $  1,350,203    $  4,048,563     $  3,201,422
==============================================================================================================================

   OPERATING INCOME:
     Oilfield Products and Services         $    162,755      $    112,737     $    145,876    $    446,487     $    297,251
     Distribution                                 13,966             7,388           14,044          41,527           16,920
     General corporate                            (5,306)           (1,908)          (4,538)        (13,045)          (5,958)
------------------------------------------------------------------------------------------------------------------------------
         Total                              $    171,415      $    118,217     $    155,382    $    474,969     $    308,213
==============================================================================================================================

OTHER DATA

   OPERATING INCOME(a):
     Smith ownership interest               $    134,106      $     90,676     $    118,303    $    365,391     $    225,095
     Minority partner ownership interest          37,309            27,541           37,079         109,578           83,118
------------------------------------------------------------------------------------------------------------------------------
         Total                              $    171,415      $    118,217     $    155,382    $    474,969     $    308,213
==============================================================================================================================

   DEPRECIATION AND AMORTIZATION(a):
     Smith ownership interest               $     22,629      $     20,180     $     22,013    $     66,543     $     61,193
     Minority partner ownership interest           6,973             6,074            6,578          20,012           18,093
------------------------------------------------------------------------------------------------------------------------------
         Total                              $     29,602      $     26,254     $     28,591    $     86,555     $     79,286
==============================================================================================================================

   GROSS CAPITAL SPENDING(a):
     Smith ownership interest               $     32,087      $     19,853     $     25,863    $     84,941     $     56,174
     Minority partner ownership interest          12,235             6,980            9,218          30,704           19,394
------------------------------------------------------------------------------------------------------------------------------
         Total                              $     44,322      $     26,833     $     35,081    $    115,645     $     75,568
==============================================================================================================================

   NET CAPITAL SPENDING(a)(b):
     Smith ownership interest               $     25,152      $     15,890     $     18,447    $     65,979     $     42,731
     Minority partner ownership interest          11,775             6,434            8,612          29,289           17,744
------------------------------------------------------------------------------------------------------------------------------
         Total                              $     36,927      $     22,324     $     27,059    $     95,268     $     60,475
==============================================================================================================================

NOTE (a): The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

NOTE (b): Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                     Three Months Ended
                                                                     --------------------------------------------------
                                                                     September 30,        June 30,       September 30,
                                                                          2005              2005              2004
-----------------------------------------------------------------------------------------------------------------------

CONSOLIDATED OPERATING INCOME:
    GAAP consolidated operating income                               $    171,415      $    155,382      $    118,217
    Gain on sale of equity interest in Sandvik-Smith and other             (6,770)                -                 -
    Hurricane-related costs                                                 3,917                 -                 -
-----------------------------------------------------------------------------------------------------------------------
         Non-GAAP consolidated operating income                      $    168,562      $    155,382      $    118,217
=======================================================================================================================

OILFIELD OPERATING INCOME:
    GAAP Oilfield operating income                                   $    162,755      $    145,876      $    112,737
    Gain on sale of equity interest in Sandvik-Smith and other             (6,770)                -                 -
    Hurricane-related costs                                                 3,170                 -                 -
-----------------------------------------------------------------------------------------------------------------------
         Non-GAAP Oilfield operating income                          $    159,155      $    145,876      $    112,737
=======================================================================================================================

DISTRIBUTION OPERATING INCOME:
    GAAP Distribution operating income                               $     13,966      $     14,044      $      7,388
    Gain on sale of equity interest in Sandvik-Smith and other                  -                 -                 -
    Hurricane-related costs                                                   747                 -                 -
-----------------------------------------------------------------------------------------------------------------------
         Non-GAAP Distribution operating income                      $     14,713      $     14,044      $      7,388
=======================================================================================================================

CONSOLIDATED NET INCOME:
    GAAP consolidated net income                                     $     79,504      $     68,060      $     51,893
    Gain on sale of equity interest in Sandvik-Smith and other             (4,401)                -                 -
    Hurricane-related costs                                                 1,880                 -                 -
-----------------------------------------------------------------------------------------------------------------------
         Non-GAAP consolidated net income                            $     76,983      $     68,060      $     51,893
=======================================================================================================================


DILUTED EARNINGS PER SHARE:
    GAAP diluted earnings per share                                  $       0.39      $        0.33     $        0.25
    Gain on sale of equity interest in Sandvik-Smith and other              (0.02)                -                 -
    Hurricane-related costs                                                  0.01                 -                 -
=======================================================================================================================
         Non-GAAP diluted earnings per share                         $       0.38      $        0.33     $        0.25
=======================================================================================================================

   Earnings per share for all periods prior to September 30, 2005 have been restated for the impact of a two-for-one stock split, which was effective August 24, 2005.